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                                 Exhibit 99.1



             [Rabobank International, New York Branch Letterhead]



June 9, 1999

Board of Directors
Certified Grocers of California, Ltd.
5200 Sheila Street
Commerce, California   90040


Gentlemen:

Reference is made to our opinion letter dated June 9, 1999 with respect to the Exchange Ratio contained in the draft of the Agreement and Plan of merger, dated as of June 3, 1999 (the "Agreement"), between Certified Grocers of California, Ltd. ("Certified") and United Grocers, Inc. ("United").

The foregoing letter is solely for the information and assistance of the Board of Directors of Certified in connection with its consideration of the transaction contemplated by the Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

In that regard, we hereby consent to the reference to the opinion of Rabobank International, New York Branch, under the caption "Summary - Opinions of Financial Advisors" and "The Merger - Opinions of Financial Advisors" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement of Certified relating to the combined company's Class A, Class B and Class C shares to be issued pursuant to the Agreement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the "Act") or the rules and regulations of the Securities and Exchange Commission thereunder; nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.


                                  Very truly yours,



                                  Rabobank International,
                                  New York Branch